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CORIXA CORPORATION
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Filed by Corixa Corporation pursuant to Rule 14a-6(b) of the Securities Exchange Act of 1934

Subject Company: Corixa Corporation
Commission File No.: 0-22891

On June 15, 2005, Corixa Corporation issued the following press release:

Press Release	Source: Corixa Corp.

Corixa and GlaxoSmithKline Announce Expiration of Hart-Scott-Rodino Waiting Period

Wednesday June 15, 4:30 pm ET

SEATTLE & PHILADELPHIA, Pa.–(BUSINESS WIRE)—June 15, 2005–Corixa Corporation (Nasdaq:CRXA - News) and GlaxoSmithKline (NYSE:GSK – News), today announced that the waiting period imposed by the Hart-Scott-Rodino Act in connection with proposed acquisition of Corixa by GlaxoSmithKline expired on June 13, 2005.

The transaction remains subject to various closing conditions, including the approval of stockholders of Corixa. The proposed transaction was announced April 29, 2005.

A special meeting of Corixa stockholders to consider the adoption of the merger agreement will be held on July 12, 2005, at 1:00 p.m., local time, at Corixa’s corporate headquarters. Corixa and GSK expect to complete the transaction as quickly as possible after the special meeting and after all the conditions to the transaction are satisfied or waived. A definitive proxy statement with respect to the special meeting was filed with the Securities and Exchange Commission on June 2, 2005 and mailed to stockholders on or about June 7, 2005.

About Corixa and Forward Looking Statements

Corixa is a biopharmaceutical company developing vaccine adjuvants and immunology based products that manage human diseases. Corixa’s products are currently in multiple clinical development programs, including several that have advanced to and through late stage clinical trials. The company partners with numerous developers and marketers of pharmaceuticals, targeting products that are Powered by Corixa™ technology with the goal of making its potential products available to patients around the world. Corixa was founded in 1994 and is headquartered in Seattle, with additional operations in Hamilton, Montana. For more information, please visit Corixa’s Web site at www.corixa.com.

This press release contains forward-looking statements, including statements regarding the anticipated closing of the acquisition of Corixa by GSK. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. They are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Factors that could affect Corixa’s actual results include, but are not limited to, the risk that the acquisition by GSK does not close as a result of a failure to satisfy the closing conditions or otherwise and the “Factors Affecting Our Operating Results, Our Business and Our Stock Price,” described in Corixa’s Quarterly Report on

Form 10-Q for the quarter ended March 31, 2005, copies of which are available from the company’s investor relations department. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

About GSK and Cautionary Statement Regarding Forward Looking Statements

GlaxoSmithKline — one of the world’s leading research-based pharmaceutical and healthcare companies — is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For company information including a copy of this announcement and details of the company’s updated product development pipeline, visit GSK at www.gsk.com

Under the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995, GSK cautions investors that any forward-looking statements or projections made by the company, including those made in this Announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect the Group’s operations are described under ‘Risk Factors’ in the Operating and Financial Review and Prospects in the company’s Annual Report 2004.

Additional Information About the Proposed Acquisition and Where to Find It

Corixa has filed a definitive proxy statement in connection with the proposed transaction, which was mailed to stockholders on or about June 7, 2005. Corixa urges investors and security holders to read the definitive proxy statement and any other relevant documents filed with the SEC because they contain important information about Corixa and the proposed transaction. Investors and security holders can obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Additionally, the definitive proxy statement and other documents filed with the SEC by Corixa are available free of charge on Corixa’s website at www.corixa.com. Documents on Corixa’s website are not a part of the filing. The definitive proxy statement and other relevant documents may also be obtained free of charge by contacting Georgeson Shareholder Communications, Inc. at 866-781-5469.

Corixa’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Corixa in connection with the transaction. A description of certain of the interests of directors and executive officers of Corixa is set forth in the definitive proxy statement.

Contact:

Corixa Corp. Jim DeNike, 206-366-3720 jim.denike@corixa.com or Media Relations:
Waggener Edstrom Bioscience for Corixa Colleen Beauregard, 503-443-7000 colleenb@wagged.com or GlaxoSmithKline Patricia Seif, 215-751-7709

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